UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2018

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

As previously disclosed, Seattle Genetics, Inc. (“Seattle Genetics”), entered into an Agreement and Plan of Merger, dated as of January 30, 2018 (the “Merger Agreement”), by and among Seattle Genetics, Valley Acquisition Sub, Inc., a wholly owned subsidiary of Seattle Genetics (“Merger Sub”), and Cascadian Therapeutics, Inc. (“Cascadian”). In accordance with the terms of the Merger Agreement, Merger Sub commenced a tender offer for all of Cascadian’s outstanding shares of common stock, par value $0.0001 per share (the “Shares”), at a purchase price of $10.00 per Share, net to seller in cash (the “Offer Price”), without interest, less any applicable withholding taxes (the “Offer”).

On March 9, 2018, Seattle Genetics filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting that, immediately after the expiration of the Offer, Merger Sub irrevocably accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer and payment for such Shares was made to the depositary. Seattle Genetics also reported in the Original Form 8-K that on March 9, 2018, Seattle Genetics completed the acquisition of Cascadian (the “Acquisition”) through the merger of Merger Sub with and into Cascadian, with Cascadian surviving as a subsidiary of Seattle Genetics (the “Merger”). At the effective time of the Merger, each Share outstanding immediately prior to the effective time (other than Shares owned by stockholders who properly demanded appraisal in connection with the Merger and Shares owned by Seattle Genetics, Merger Sub or any other wholly owned subsidiary of Seattle Genetics and Shares owned by Cascadian or any wholly owned subsidiary of Cascadian, and in each case not held on behalf of third parties) was cancelled and converted into the right to receive the same Offer Price, without interest, less any applicable withholding taxes. The total purchase price for the Acquisition was approximately $614.1 million, which was funded with the vast majority of the net proceeds received by the Company from an underwritten public offering of 13,269,230 shares of the Company’s common stock that the Company completed on February 5, 2018 (the “Offering”).

This Current Report on Form 8-K/A amends the Original Form 8-K to provide the consolidated financial statements of Cascadian pursuant to Item 9.01(a) of Form 8-K and the requisite pro forma financial information pursuant to Item 9.01(b) of Form 8-K that were excluded from the Original Form 8-K in reliance on the instructions to such Items.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The audited consolidated financial statements of Cascadian as of December 31, 2017 and 2016 and for each of the three years ended December 31, 2017, and the notes related thereto, are filed as Exhibit 99.3 to this Current Report on Form 8-K/A and are incorporated herein by reference. The consent of Ernst & Young LLP, the independent registered public accounting firm of Cascadian, is filed herewith as Exhibit 23.1.

(b)	Pro Forma Financial Information

The unaudited pro forma combined statements of operations for the three months ended March 31, 2018 and for the year ended December 31, 2017, and the notes related thereto, each giving effect to the Acquisition and the Offering, are included as Exhibit 99.4 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 30, 2018, by and among Seattle Genetics, Inc., Valley Acquisition Sub, Inc. and Cascadian Therapeutics, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Seattle Genetics, Inc. on January 31, 2018)*

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Press Release, dated March 9, 2018, announcing expiration and results of the Offer (incorporated herein by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Seattle Genetics, Inc. on March 9, 2018)

99.2	Press Release, dated March 9, 2018, announcing the consummation of the Merger (incorporated herein by reference to Exhibit 99.2 to the Current Report on Form 8-K filed by Seattle Genetics, Inc. on March 9, 2018)

99.3	Audited consolidated financial statements of Cascadian Therapeutics as of December 31, 2017 and 2016 and for each of the three years ended December 31, 2017, and the notes related thereto

99.4	Unaudited pro forma combined statements of operations for the three months ended March 31, 2018 and for the year ended December 31, 2017, and the notes related thereto

*	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the Securities and Exchange Commission upon request any omitted schedule or exhibit to the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Dated: May 21, 2018	By:	/S/ CLAY B. SIEGALL
Clay B. Siegall President and Chief Executive Officer